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                                                                   Exhibit 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

Board of Directors
Guardian Technologies International, Inc.
Dulles, Virginia

We consent to the incorporation by reference in this registration statement of Guardian Technologies International, Inc. on Form S-8 of our report dated April 11, 2004, appearing in the 10K-SB of Guardian Technologies International, Inc. filed April 15, 2004.



ARONSON & COMPANY


Rockville, Maryland
April 22, 2004